UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Keystone Consolidated Industries, Inc.

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Keystone Consolidated Industries, Inc.

Three Lincoln Centre
5430 LBJ Freeway, Suite 1740
Dallas, Texas 75240

May 1, 2007

To Our Stockholders:

You are cordially invited to attend the 2007 Annual Meeting of Stockholders of Keystone Consolidated Industries, Inc. that will be held on Tuesday, May 22, 2007, at 10:00 a.m., local time, at Keystone’s corporate offices at Three Lincoln Centre, 5430 LBJ Freeway, Suite 1740, Dallas, Texas. The matters to be acted upon at the meeting are described in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

Whether or not you plan to attend the meeting, please complete, date, sign and return the enclosed proxy card or voting instruction form in the accompanying envelope as promptly as possible to ensure that your shares are represented and voted in accordance with your wishes. Your vote, whether given by proxy or in person at the meeting, will be held in confidence by the inspector of election as provided in Keystone’s bylaws.

                   Sincerely,

                                  Glenn R. Simmons, Chairman of the Board

Keystone Consolidated Industries, Inc.

Three Lincoln Centre
5430 LBJ Freeway, Suite 1740
Dallas, Texas 75240

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on May 22, 2007

To the Stockholders of
Keystone Consolidated Industries, Inc.:

The Annual Meeting of Stockholders of Keystone Consolidated Industries, Inc., a Delaware corporation, will be held on Tuesday, May 22, 2007, at 10:00 a.m., local time, at the offices of Keystone at 5430 LBJ Freeway, Suite 1740, Dallas, Texas, for the following purposes:

(1)	To elect seven directors to serve until the 2008 Annual Meeting of Stockholders; and

(2)	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The close of business on April 2, 2007 has been set as the record date for the meeting. Only holders of our common stock at the close of business on the record date are entitled to notice of, and to vote at, the meeting. A complete list of stockholders entitled to vote at the meeting will be available for examination during normal business hours by any of our stockholders, for purposes related to the meeting, for a period of ten days prior to the meeting at our corporate offices.

You are cordially invited to attend the meeting. Whether or not you plan to attend the meeting, please complete, date and sign the accompanying proxy card or voting instruction form and return it promptly in the enclosed envelope. If you choose, you may still vote in person at the meeting even though you previously submitted your proxy card.

By Order of the Board of Directors,

___________________________________
Sandra K. Myers, Secretary

Dallas, Texas
May 1, 2007

TABLE OF CONTENTS

Page
TABLE OF CONTENTS

GLOSSARY OF TERMS

GENERAL INFORMATION

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

CONTROLLING STOCKHOLDER

SECURITY OWNERSHIP

Ownership of Keystone

ELECTION OF DIRECTORS

Nominees for Director

EXECUTIVE OFFICERS

CORPORATE GOVERNANCE

Controlled Company Status, Director Independence and Committees
2006 Meetings and Standing Committees of the Board of Directors
Audit Committee
Management Development and Compensation Committee
Master Trust Committee
Stockholder Proposals and Director Nominations for the 2008 Annual Meeting of Stockholders
Communications with Directors
Compensation Committee Interlocks and Insider Participation
Code of Business Conduct and Ethics
Availability of Corporate Documents

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS AND OTHER INFORMATION

Compensation Discussion and Analysis
Compensation Committee Report
Summary of Cash and Certain Other Compensation of Executive Officers
Pension Benefits
Nonqualified Deferred Compensation
Director Compensation

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

CERTAIN RELATIONSHIPS AND TRANSACTIONS

Related Party Transaction Policy
Relationships with Related Parties
Intercorporate Services Agreements
Insurance Matters
Simmons Family Matters

AUDIT COMMITTEE REPORT

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM MATTERS

Independent Registered Public Accounting Firm
Fees Paid to PricewaterhouseCoopers LLP
Preapproval Policies and Procedures

OTHER MATTERS

2006 ANNUAL REPORT ON FORM 10-K

ADDITIONAL COPIES

EXHIBIT A

GLOSSARY OF TERMS

“Computershare” means Computershare Investor Services L.L.C., our stock transfer agent.

“CompX” means CompX International Inc., one of our publicly held sister corporations that manufactures precision slides, security products and ergonomic computer support systems.

“Contran” means Contran Corporation, our parent corporation.

“independent directors” means the following directors: Paul M. Bass, Jr., Richard R. Burkhart, John R. Parker, Troy T. Taylor and Donald P. Zima.

“ISA” means an intercorporate services agreement between or among Contran related companies pursuant to which employees of one or more related companies provide certain services, including executive officer services, to another related company on a fixed fee basis.

“Keystone,” “us,” “we” or “our” means Keystone Consolidated Industries, Inc.

“Kronos Worldwide” means Kronos Worldwide, Inc., one of our publicly held sister corporations that manufactures titanium dioxide.

“named executive officer” means any person named in the Summary Compensation Table in this proxy statement.

“NL” means NL Industries, Inc., one of our publicly held sister corporations that is a diversified holding company with principal investments in Kronos Worldwide and CompX.

“NYSE” means the New York Stock Exchange.

“PwC” means PricewaterhouseCoopers LLP, our independent registered public accounting firm.

“record date” means the close of business on April 2, 2007, the date our board of directors set for the determination of stockholders entitled to notice of and to vote at the 2007 annual meeting of our stockholders.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Tall Pines” means Tall Pines Insurance Company, an indirect wholly owned captive insurance subsidiary of Valhi.

“TIMET” means Titanium Metals Corporation, one of our publicly held sister corporations that is an integrated producer of titanium metals products.

“Valhi” means Valhi, Inc., one of our publicly held sister corporations that is a diversified holding company with principal investments in Kronos Worldwide and NL.

.

Keystone Consolidated Industries, Inc.

Three Lincoln Centre
5430 LBJ Freeway, Suite 1740
Dallas, Texas 75240

___________________________________________

PROXY STATEMENT
___________________________________________

GENERAL INFORMATION

This proxy statement and the accompanying proxy card or voting instruction form are being furnished in connection with the solicitation of proxies by and on behalf of our board of directors for use at our 2007 Annual Meeting of Stockholders to be held on Tuesday, May 22, 2007 and at any adjournment or postponement of the meeting. The accompanying notice of annual meeting of stockholders sets forth the time, place and purposes of the meeting. The notice, this proxy statement, the accompanying proxy card or voting instruction form and our Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, are first being mailed on or about May 1, 2007 to the holders of our common stock at the close of business on April 2, 2007. Our principal executive offices are located at Three Lincoln Centre, 5430 LBJ Freeway, Suite 1740, Dallas, Texas 75240-2697.

Please refer to the Glossary of Terms on page ii for the definitions of certain capitalized or other terms used in this proxy statement.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q: What is the purpose of the annual meeting?

A:	At the annual meeting, stockholders will vote on the election of seven directors and any other matter that may properly come before the meeting.

Q: How does the board recommend that I vote?

A:	The board of directors recommends that you vote FOR each of the nominees for director.

Q: Who is allowed to vote at the annual meeting?

A:
The board of directors has set the close of business on April 2, 2007 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting. Only holders of record of our common stock as of the close of business on the record date are entitled to vote at the meeting. On the record date, 10,000,000 shares of our common stock were issued and outstanding. Each share of our common stock entitles its holder to one vote.

Q: How do I vote?

A:	If your shares are held by a bank, broker or other nominee (i.e., in “street name”), you must follow the instructions from your nominee on how to vote your shares.

If you are a stockholder of record, you may:

•	vote in person at the annual meeting; or

•	instruct the agents named on the proxy card how to vote your shares by completing, signing and mailing the enclosed proxy card in the envelope provided.

If you execute a proxy card but do not indicate how you would like your shares voted for one or more of the nominees, the agents will vote FOR the election of each such nominee for director and, to the extent allowed by applicable law, in the discretion of the agents on any other matter that may properly come before the meeting.

Q: Who will count the votes?

A:
The board of directors has appointed Computershare, our transfer agent and registrar, to receive proxies and ballots, ascertain the number of shares represented, tabulate the vote and serve as inspector of election for the meeting.

Q: May I change or revoke my proxy or voting instructions?

A:	If you are a stockholder of record, you may change or revoke your proxy instructions at any time before the meeting in any of the following ways:

•	delivering to Computershare a written revocation;

•	submitting another proxy card bearing a later date; or

•	voting in person at the meeting.

If your shares are held by a bank, broker or other nominee, you must follow the instructions from your nominee on how to change or revoke your voting instructions.

Q: What constitutes a quorum?

A:
A quorum is the presence, in person or by proxy, of a majority of the votes from holders of the outstanding shares of our common stock, entitled to vote at the meeting. Brokers or other nominees holding shares of record on behalf of a client who is the actual beneficial owner of such shares are authorized to vote on certain routine matters without receiving instructions from the beneficial owner of the shares. If such a broker/nominee who is entitled to vote on a routine matter delivers an executed proxy card and does not vote on the matter, such a vote is referred to in this proxy statement as a “broker/nominee non-vote.” Shares of common stock that are voted to abstain from any business coming before the meeting and broker/nominee non-votes will be counted as being in attendance at the meeting for purposes of determining whether a quorum is present.

Q: What vote is required to elect a director nominee or approve any other matter?

A:
If a quorum is present, a plurality of the affirmative votes of the holders of our outstanding shares of common stock represented and entitled to be voted at the meeting is necessary to elect each nominee for director. The accompanying proxy card or voting instruction form provides space for you to withhold authority to vote for any of the nominees. Neither shares as to which the authority to vote on the election of directors has been withheld nor broker/nominee non-votes will be counted as affirmative votes to elect director nominees. However, since director nominees need only receive the plurality of the affirmative votes from the holders represented and entitled to vote at the meeting to be elected, a vote withheld from a particular nominee will not affect the election of such nominee.

Except as applicable laws may otherwise provide, if a quorum is present, the approval of any other matter that may properly come before the meeting will require the affirmative votes of the holders of a majority of the outstanding shares represented and entitled to vote at the meeting Shares of our common stock that are voted to abstain from any other business coming before the meeting and broker/nominee non-votes will not be counted as votes for or against any such other matter.

Q: Who will pay for the cost of soliciting the proxies?

A:
We will pay all expenses related to the solicitation, including charges for preparing, printing, assembling and distributing all materials delivered to stockholders. In addition to the solicitation by mail, our directors, officers and regular employees may solicit proxies by telephone or in person for which such persons will receive no additional compensation. We have retained The Altman Group, Inc. to aid in the distribution of this proxy statement and related materials at an estimated cost of $1,500. Upon request, we will reimburse banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in distributing proxy materials and voting instructions to the beneficial owners of our common stock that such entities hold of record.

CONTROLLING STOCKHOLDER

Contran owns 51.0% of our outstanding common stock as of the record date. Contran has indicated its intention to have its shares of our common stock represented at the meeting and voted FOR the election of each of the director nominees to our board of directors. If Contran attends the meeting in person or by proxy and votes as indicated, the meeting will have a quorum present and the stockholders will elect all the nominees to the board of directors.

SECURITY OWNERSHIP

Ownership of Keystone. The following table and footnotes set forth as of the record date the beneficial ownership, as defined by regulations of the SEC, of our common stock held by each individual, entity or group known to us to own beneficially more than 5% of the outstanding shares of our common stock, each director, each named executive officer and all of our directors and executive officers as a group. See footnote 4 below for information concerning the relationships of certain individuals and entities that may be deemed to own indirectly and beneficially more than 5% of the outstanding shares of our common stock. All information is taken from or based upon ownership filings made by such individuals or entities with the SEC or upon information provided by such individuals or entities.

	Keystone Common Stock
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class (1)(2)

Harold C. Simmons (3)	-0-	(4)	-0-
Contran Corporation (3)	5,100,000	(4)	51.0%
Annette C. Simmons (3)	10,000	(4)	*
	5,110,000	(4)	51.1%

Third Point LLC (5)	990,000	(6)	9.9%

KCI Liquidating Trust (7)	906,911	(8)	9.1%

Paul M. Bass	-0-		-0-
Richard R. Burkhart	-0-		-0-
John R. Parker	-0-		-0-
Glenn R. Simmons	-0-	(4)	-0-
Troy T. Taylor	-0-		-0-
Steven L. Watson	-0-	(4)	-0-
Donald P. Zima	-0-		-0-
David L. Cheek	-0-		-0-
Bert E. Downing, Jr.	-0-		-0-
C. Vic Stirnaman	-0-		-0-
John M. Thomas	-0-		-0-
All our directors and executive officers as a group (11 persons)	-0-	(4)	-0-
——————————
* Less than 1%.

(1)	Except as otherwise noted, the listed entities, individuals or group have sole investment power and sole voting power as to all shares set forth opposite their names.

(2)	The percentages are based on 10,000,000 shares of our common stock outstanding as of the record date.

(3)	The business address of Contran Corporation, Harold C. Simmons, and Annette C. Simmons is Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240-2697.

(4)
Substantially all of Contran’s outstanding voting stock is held by trusts established for the benefit of certain children and grandchildren of Harold C. Simmons, of which Mr. Simmons is the sole trustee, or held by Mr. Simmons or persons or other entities related to Mr. Simmons. As sole trustee of these trusts, Mr. Simmons has the power to vote and direct the disposition of the shares of Contran stock held by these trusts. Mr. Simmons, however, disclaims beneficial ownership of any Contran shares these trusts hold. Mr. Simmons is also the chairman of the board of Contran.

By virtue of the holding of his office with Contran, Contran’s stock ownership and his services as trustee, as described above, (a) Harold C. Simmons may be deemed to control us and (b) Mr. Simmons may be deemed to possess indirect beneficial ownership of the shares or our common stock directly held by Contran. However, Mr. Simmons disclaims beneficial ownership of any shares beneficially owned, directly or indirectly, by Contran.

Annette C. Simmons is the wife of Harold C. Simmons. She is the direct owner of 10,000 shares of our common stock. Mr. Simmons may be deemed to share indirect beneficial ownership of such shares. Mr. Simmons disclaims all such beneficial ownership.

Messrs. Glenn Simmons and Watson are directors and officers of Contran.

(5)	The business address of Third Point LLC is 390 Park Avenue, New York, NY 10022.

(6)
Of the reported holdings, Third Point Offshore Fund, Ltd. holds shared voting power, shared dispositive power and beneficial ownership with respect to 636,700 shares and Third Point, LLC and Daniel S. Loeb each hold shared voting power, shared dispositive power and beneficial ownership with respect to 990,000 shares.

(7)	The business address of 2005 KCI Liquidating Trust is c/o Jack B. Fishman, Esq. Trustee, Novare Inc., 824 South Main Street, Suite 202, Crystal Lake, Illinois 60014.

(8)
The 2005 KCI Liquidating Trust was set up pursuant to our plan of reorganization when we exited bankruptcy on August 31, 2005. The Liquidating Trust was created for the benefit of the Class A6 Unsecured Creditors of Keystone’s bankruptcy estate and holds these shares for the benefit of those unsecured creditors. When all of the unsecured claims against us have been fully adjudicated, each with determined allowed amounts, these shares will be distributed, pro rata, to the Class A6 Unsecured Creditors depending on their relative claim size compared to all of the allowed unsecured claims in Keystone’s bankruptcy estate. The Liquidating Trust is not affiliated in any way with us, Contran or Harold C. Simmons.

We understand that Contran and related entities may consider acquiring or disposing of shares of our common stock through open market or privately negotiated transactions, depending upon future developments, including, but not limited to, the availability and alternative uses of funds, the performance of our common stock in the market, an assessment of our business and prospects, financial and stock market conditions and other factors deemed relevant by such entities. We may similarly consider acquisitions of shares of our common stock and acquisitions or dispositions of securities issued by related entities.

ELECTION OF DIRECTORS

Our bylaws provide that the board of directors shall consist of one or more members as determined by our board of directors or stockholders. The board of directors has currently set the number of directors at seven. The directors elected at the meeting will hold office until our 2008 Annual Meeting of Stockholders and until their successors are duly elected and qualified or their earlier removal or resignation.

All of the nominees are currently members of our board of directors whose terms will expire at the meeting. All of the nominees have agreed to serve if elected. If any nominee is not available for election at the meeting, all shares represented by a proxy card will be voted FOR an alternate nominee to be selected by the board of directors, unless the stockholder executing such proxy card withholds authority to vote for such nominee. The board of directors believes that all of its nominees will be available for election at the meeting and will serve if elected.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE FOLLOWING NOMINEES FOR DIRECTOR.

Nominees for Director. The respective nominees have provided the following information.

Paul M. Bass, Jr., age 72, has served on our board of directors since 1989. Mr. Bass also serves as a director of CompX. From prior to 2002, Mr. Bass has served as vice chairman of First Southwest Company, a privately owned investment banking firm. He is also chairman of the board of trustees of the Southwestern Medical Foundation, a foundation that supports and promotes The University of Texas Southwestern Medical Center. Mr. Bass is a member of CompX’s audit committee and our audit committee, management development and compensation committee, and master trust committee.

Richard R. Burkhart, age 55, has served on our board of directors since August 2005. Mr. Burkhart is a principal of Stoutheart Corporation, a private equity holding company located in Chagrin Falls, Ohio. Prior to 2002, Mr. Burkhart was group vice president of fabrication and distribution for RTI International Metals, Inc. and has been directing corporation reorganizations, start-ups and buy-outs in the capital goods, metals and systems integration industries since 1982. Mr. Burkhart recently retired as a director of Fansteel Corporation, a publicly traded manufacturer of engineered metal components.

John R. Parker, age 62, has served on our board of directors since August 2005. Mr. Parker retired in 2005 from being vice president and chief operating officer of Thomas More College, Crestview Hills, Kentucky. Prior to that, Mr. Parker served as vice president and chief financial officer of NS Group, Inc., a specialty steel manufacturing company, from 1981 through 2000. Mr. Parker is also a director of Fansteel Corporation, a publicly traded manufacturer of engineered metal components. Mr. Parker is a member of our audit committee and management development and compensation committee.

Glenn R. Simmons, age 79, has served as our chairman of the board since 1986. Mr. Simmons has been vice chairman of the board of Valhi and Contran since prior to 2002. Mr. Simmons also serves as chairman of the board of CompX and as a director of Kronos Worldwide, NL and TIMET. Mr. Simmons has been an executive officer or director of various companies related to Contran since 1969. He is a brother of Harold C. Simmons. Mr. Simmons is chairman of our master trust committee.

Troy T. Taylor, age 49, has served on our board of directors since August 2005. Mr. Taylor is president of Algon Group, a financial advisory and investment banking firm, and has served in such capacity since 2002. From 2004 until January 2006 he served as director and chairman of the audit committee of Barjan, Inc., a distributor of consumer products. He served as vice chairman of PCX Corporation, a designer of custom pre-fabricated electrical solutions, from 2002 to 2004 and as president of GMA Partners, Inc., an investment firm, from 1998 to 2001. In his capacity at GMA Partners, Inc., he served as chairman of 1-800-Auto-Tow, Inc. Mr. Taylor’s prior investment banking experience includes senior positions at KPMG Peat Marwick, Morgan Keegan & Co., and Oppenheimer & Co.

Steven L. Watson, age 56, has served on our board of directors since 2000. Mr. Watson has been chief executive officer of Valhi since 2002 and president and a director of Valhi and Contran since prior to 2002. He has served as vice chairman of the board of Kronos Worldwide since 2004, chief executive officer of TIMET since 2006 and vice chairman of the board of TIMET since 2005. Mr. Watson also serves as a director of CompX and NL. Mr. Watson has served as an executive officer or director of various companies related to Valhi and Contran since 1980. Mr. Watson is chairman of our management development and compensation committee and a member of our master trust committee.

Donald P. Zima, age 74, has served on our board of directors since August 2005. Mr. Zima served as chief financial officer to Stericycle from 2003 to 2004 and as vice president and chief financial officer of Scherer Healthcare, Inc. from prior to 2001 to 2003. He is chairman of our audit committee.

EXECUTIVE OFFICERS

Set forth below is certain information relating to our executive officers. Each executive officer serves at the pleasure of the board of directors. Biographical information with respect to Glenn R. Simmons is set forth under the Nominees for Director subsection above.

Name	Age	Position(s)
Glenn R. Simmons	79	Chairman of the Board
David L. Cheek	57	President and Chief Executive Officer
C. Vic Stirnaman	59	Executive Vice President
Bert E. Downing, Jr.	50	Vice President, Chief Financial Officer, Corporate Controller and Treasurer
John M. Thomas	68	Vice President - Structural Products

David L. Cheek has served as our president and chief executive officer since 2003. From 2001 to 2003, he was president and chief operating officer of Keystone.

C. Vic Stirnaman has served as our executive vice president since August 2005. He served as our director, human resources of Keystone Steel & Wire from 1997 to 2005.

Bert E. Downing, Jr. has served as our vice president and chief financial officer, corporate controller, and treasurer since December 2002. He has served in various financial and accounting positions with us since prior to 2002.

John M. Thomas has served as our vice president - structural products since August 2005. He also serves as president of Engineered Wire Products, Inc., one of our wholly owned subsidiaries, and has served in that position since prior to 2002.

In 2004, Keystone filed a voluntary petition for reorganization under federal bankruptcy laws and emerged from bankruptcy proceedings in 2005. As noted above, Mr. Simmons (who is also a nominee for election as a director) and Messrs. Cheek and Downing have served as executive officers since prior to 2004.

CORPORATE GOVERNANCE

Controlled Company Status, Director Independence and Committees. Although we are presently not listed on the NYSE, the board has elected, pursuant to SEC rules, to apply the listing standards of the NYSE to determine the independence of our directors and not to adopt categorical standards for independence other than the NYSE standards. Applying the NYSE director independence standards without any additional categorical standards, the board of directors has determined that Paul M. Bass, Jr., Richard R. Burkhart, John R. Parker, Troy T. Taylor and Donald P. Zima are independent and have no material relationship with us other than serving as our directors. Accordingly, our board of directors has a majority of independent directors.

In determining that Mr. Bass has no material relationship with us other than serving as our director, the board of directors considered the following relationships:

•	Contran’s hiring effective January 1, 2007 of his son as lawyer in Contran’s legal department;

•
In 2005, 2006 and 2007 Annette C. Simmons, the wife of Harold C. Simmons, contributed shares of TIMET common stock to the Southwestern Medical Foundation for the benefit of Parkland Memorial Hospital, of which foundation Mr. Bass serves as the chairman of the board of trustees; and

•	Harold C. Simmons, Contran and its related entities or persons execute trades on a regular basis with First Southwest Company, of which Mr. Bass is the vice chairman of the board.

The board determined that Mr. Bass did not have a direct or indirect material interest in these transactions based on representations from him that:

•	Mr. Bass’ son is an adult who does not reside with his father and who will not perform services for us while employed by Contran;

•	he receives no compensation for serving as chairman of the board of trustees of Southwestern Medical Foundation;

•
the aggregate brokerage commissions paid to First Southwest Company by Mr. Simmons and Contran related entities or persons over each of the last three years did not exceed $200,000 and represented less than 2% of the consolidated gross revenues of First Southwest Company for each of those years; and

•	the broker relationship is solely a business relationship that does not afford him any special benefits.

Because of Contran’s ownership of 51.0% of our common stock, we would be considered a controlled company under the listing standards of the NYSE. Pursuant to the listing standards, a controlled company may choose not to have an independent compensation, nominating or corporate governance committees or charters for these committees. Accordingly, we have chosen not to have an independent compensation, nominating or corporate governance committee or charters for these committees. Our board of directors believes that the full board of directors best represents the interests of all of our stockholders and that it is appropriate for all matters that would be considered by a nominating or corporate governance committee to be considered and acted upon by the full board of directors.

2006 Meetings and Standing Committees of the Board of Directors. The board of directors held five meetings and took action by written consent on five occasions in 2006. Each director participated in all of such meetings and of the 2006 meetings of the committees on which he served at the time. It is expected that each director will attend all of our annual meetings of stockholders, which are held immediately before the annual meetings of the board of directors.

The board of directors has established and delegated authority to two standing committees, which are described below. The board of directors is expected to elect the members of the standing committees at the board of directors annual meeting immediately following the annual stockholder meeting. The board of directors from time to time may establish other committees to assist it in the discharge of its responsibilities.

Audit Committee. Our audit committee assists with the board of directors’ oversight responsibilities relating to our financial accounting and reporting processes and auditing processes. The purpose, authority, resources and responsibilities of our audit committee are more specifically set forth in our audit committee charter, a copy of which is attached hereto as Exhibit A. Applying the requirements of the NYSE listing standards (without additional categorical standards) and SEC regulations, as applicable, the board of directors has determined that:

•	each member of our audit committee is independent, financially literate and has no material relationship with us other than serving as our director; and

•	Mr. John R. Parker is an “audit committee financial expert.”

No member of our audit committee serves on more than three public company audit committees. For further information on the role of our audit committee, see the Audit Committee Report in this proxy statement. The current members of our audit committee are Donald P. Zima (chairman), Paul M. Bass, Jr. and John R. Parker. Our audit committee held five meetings in 2006.

Management Development and Compensation Committee. The principal responsibilities of our management development and compensation committee are:

•	to review, approve and administer certain matters regarding our employee benefit plans or programs, including annual incentive compensation awards; and

•	to review and administer such other compensation matters as the board of directors may direct from time to time.

As discussed above, the board of directors has determined that a majority of the members of our management development and compensation committee is independent by applying the NYSE director independence standards (without additional categorical standards). With respect to the role of our executive officers in determining or recommending the amount or form of executive compensation, see the Compensation Discussion and Analysis section of this proxy statement. With respect to director compensation, our executive officers make recommendations on such compensation directly to our board of directors for its consideration without involving the management development and compensation committee. The current members of our management development and compensation committee are Steven L. Watson (chairman), Paul M. Bass, Jr. and John R. Parker. Our management development and compensation committee held two meetings in 2006.

Master Trust Committee. The master trust committee oversees our investment in The Combined Master Retirement Trust, a trust Contran sponsors that permits the collective investment by master trusts that maintain assets of certain employee benefit plans Contran and related entities adopt, including the Keystone Master Trusts I & II. The current members of our master trust committee are Glenn R. Simmons (chairman), Paul M. Bass, Jr. and Steven L. Watson. The master trust committee did not meet in 2006.

Stockholder Proposals and Director Nominations for the 2008 Annual Meeting Stockholders. Stockholders may submit proposals on matters appropriate for stockholder action at our annual stockholder meetings, consistent with rules adopted by the SEC. We must receive such proposals not later than January 1, 2008 to be considered for inclusion in the proxy statement and form of proxy card relating to our annual meeting of stockholders in 2008. Our bylaws require that the proposal must set forth a brief description of the proposal, the name and address of the proposing stockholder as they appear on our books, the number of shares of our common stock the stockholder holds and any material interest the stockholder has in the proposal.

The board of directors will consider the director nominee recommendations of our stockholders. Our bylaws require that a nomination set forth the name and address of the nominating stockholder, a representation that the stockholder will be a stockholder of record entitled to vote at the annual stockholder meeting and intends to appear in person or by proxy at the meeting to nominate the nominee, a description of all arrangements or understandings between the stockholder and the nominee (or other persons pursuant to which the nomination is to be made), such other information regarding the nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC and the consent of the nominee to serve as a director if elected.

The board of directors has no specific minimum qualifications for director candidates. The board of directors will consider a potential director nominee’s ability to satisfy the need, if any, for any required expertise on the board of directors or one of its committees. Historically, our management has recommended director nominees to the board of directors. Because we are a controlled company, the board of directors believes that additional policies or procedures with regard to the consideration of director candidates recommended by its stockholders are not appropriate.

For proposals or director nominations to be brought at the 2008 annual meeting of stockholders but not included in the proxy statement for such meeting, our bylaws require that the proposal or nomination must be delivered or mailed to our principal executive offices in most cases no later than March 17, 2008. Proposals and nominations should be addressed to our corporate secretary at Keystone Consolidated Industries, Inc., Three Lincoln Centre, 5430 LBJ Freeway, Suite 1740, Dallas, Texas 75240-2697.

Communications with Directors. Stockholders who wish to communicate with the board of directors may do so through the following procedures. Such communications not involving complaints or concerns regarding accounting, internal accounting controls and auditing matters related to us may be sent to the attention of our corporate secretary at Keystone Consolidated Industries, Inc., Three Lincoln Centre, 5430 LBJ Freeway, Suite 1740, Dallas, Texas 75240-2697. Provided that any such communication relates to our business or affairs and is within the function of our board of directors or its committees, and does not relate to insignificant or inappropriate matters, such communications, or summaries of such communications, will be forwarded to the chairman of our audit committee.

Complaints or concerns regarding accounting, internal accounting controls and auditing matters, which may be made anonymously, should be sent to the attention of our acting general counsel with a copy to our chief financial officer at the same address as our corporate secretary. These complaints or concerns will be forwarded to the chairman of our audit committee. We will keep these complaints or concerns confidential and anonymous, to the extent feasible, subject to applicable law. Information contained in such a complaint or concern may be summarized, abstracted and aggregated for purposes of analysis and investigation.

Compensation Committee Interlocks and Insider Participation. As discussed above, for 2006 the management development and compensation committee was composed of Steven L. Watson, (chairman), Paul M. Bass, Jr. and John R. Parker. The majority of the members of the committee:

•	were not an officer or employee of ours during 2006 or any prior year;

•	had no related party relationships with us that requires disclosure under applicable SEC rules; or

•	had no interlock relationships within the scope of the intent of applicable SEC rules.

Steven L. Watson, as president and a director of Contran, is the sole non-independent director on our management development and compensation committee and may be considered to have a related party or interlocking relationship with us. Additionally, $122,000 of the ISA charge we paid for 2006 under our ISA agreement with Contran was for his services under the agreement.

Code of Business Conduct and Ethics. We have adopted a code of business conduct and ethics. The code applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer and controller. Only the board of directors may amend the code. Only our audit committee or other committee of the board of directors with specific delegated authority may grant a waiver of this code. We will disclose amendments to or waivers of the code as required by law.

Availability of Corporate Governance Documents. A copy of each of our audit committee charter and code of business conduct and ethics is available without charge, by sending a written request to the attention of our corporate secretary at Keystone Consolidated Industries, Inc., Three Lincoln Centre, 5430 LBJ Freeway, Suite 1740, Dallas, Texas 75240-2697.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS
AND OTHER INFORMATION

Compensation Discussion and Analysis. We employed four of our named executive officers in 2006. Our chairman of the board is an employee of Contran who provided his services to us in 2006 under our ISA with Contran.

Compensation of Our Named Executive Officers Employed by Us. In 2006, we employed the following named executive officers:

Name	Position(s)

David L. Cheek	President and Chief Executive Officer
C. Vic Stirnaman	Executive Vice President
Bert E. Downing, Jr.	Vice President, Chief Financial Officer, Corporate Controller and Treasurer
John M. Thomas	Vice President - Structural Products

Overview. Prior to 2006, we decided to forego long-term compensation (other than defined contribution plans, defined benefit plans and nonqualified deferred compensation plans available to certain employees), and implemented a compensation program that is primarily cash-based, with minimal perquisites, if any. Our objectives for the primarily cash-based compensation program as it relates to our senior officers, including all of our named executive officers employed by us, are to:

•	have a total individual compensation package that is easy to understand;

•	encourage them to maximize long-term stockholder value; and

•
achieve a balanced competitive compensation package that would attract and retain highly qualified senior officers and appropriately reflect each such officer’s individual performance, contributions and general market value.

In furtherance of our objectives and in an effort to separate annual operating planning from annual incentive compensation, we implemented discretionary incentive compensation awards for our senior officers. As a result, compensation for our named executive officers employed by us primarily consists of base salaries and annual discretionary incentive compensation awards.

We do not base our employed named executive officer compensation on any specific measure of our financial performance. We determine the amount of each component of such compensation solely on our collective business judgment and experience, without performing any independent market research. We do not enter into any written employment agreements with our employed named executive officers.

Base Salaries. We have established the annual base salaries for our employed named executive officers on a position-by-position basis based on responsibility and experience. We pay this portion of each of our employed named executive officer’s compensation to provide him with a reliable amount of compensation for the year, subject to his continued at-will employment and satisfactory performance of his services at the level of his responsibilities. Our chief executive officer has the responsibility to conduct annual internal reviews of our employed named executive officer salary levels in order to rank salary, individual performance and job value to each position. He then makes recommendations on salaries, other than his own, to our chairman of the board and then to our management development and compensation committee. The chairman of the board makes recommendations on our chief executive officer’s salary to the committee. The committee reviews the recommendations regarding changes in salaries for executive officers and may take such action, including modifications to the recommendations, as it deems appropriate. The recommendations of our chief executive officer and our chairman of the board and the determinations of our management development and compensation committee are based on our evaluations of the past year annual base-salary amounts with adjustments made as a result of our financial position, inflation, past and potential future individual performance and contributions or alternative career opportunities that might be available to our named executive officers employed by us, without performing any independent market research. In August 2005, we approved increases in base salaries for our chief executive officer and our other three employed named executive officers by a range of 4.4% to 37.9% of their annualized base salaries at the time of the award, primarily to account for inflation and, in certain instances, for increased responsibility and our improved general financial performance and not any specific measure of our financial performance. In November 2006, we approved increases in base salaries for our chief executive officer and our other three employed named executive officers by a range of 6.4% to 8.1% of their annualized base salaries at the time of the award, primarily to account for inflation and, in certain instances, for increased responsibility and our improved general financial performance and not any specific measure of our financial performance. The 2006 salaries for our named executive officers employed by us are disclosed in their salary column in the Summary Compensation table in this proxy statement.

Annual Incentive Compensation. We pay discretionary annual incentive cash compensation to each of our employed named executive officers to motivate him to achieve higher levels of performance in attaining our corporate goals and reward him for such performance. We determine the amount of any such incentive compensation we pay our named executive officers employed by us on a year-end discretionary evaluation of each such officer’s responsibility, performance, attitude and potential, rather than any specific financial measure. The amount of the discretionary annual incentive compensation award is also influenced by the amount of the named executive officer’s base salary and prior year annual incentive compensation award, although we do not utilize any specific formula to reflect these factors. We based our award of 2006 incentive compensation awards primarily upon the chairman of the board’s recommendation regarding the chief executive officer, the chief executive officer’s recommendations regarding the other named executive officers employed by us and the determinations of our management development and compensation committee, which may take such action, including modifications to the recommendations, as it deems appropriate. No specific overall performance measures were utilized and there is no specific relationship between overall performance measures and an executive’s incentive compensation award. Additionally, there is no specific weighing of factors considered in the determination of incentive compensation awards paid to these executive officers. In November 2006, we approved the 2006 discretionary incentive compensation awards for our chief executive officer and our other three named executive officers employed by us in a range of 47.1% to 94.6% of their annualized base salaries at the time of the award. These 2006 discretionary incentive compensation awards are disclosed in the bonus column in the Summary Compensation table in this proxy statement.

Defined Benefit Plans. Historically, we have maintained a qualified, noncontributory defined benefit plan that provides defined retirement benefits to various groups of eligible employees. For a description of the benefits under this plan, see the Pension Benefits section of this proxy statement. All of our employed named executive officers participate in our defined benefit plan. The increase for financial statement reporting purposes in the actuarial present value of the accumulated pension benefit under our plan in 2006 for our employed named executive officers is included in the change in pension value and nonqualified deferred compensation earnings column in the Summary Compensation table.

Defined Contribution Plans. In order to promote retirement savings, we pay discretionary annual contributions to The Employee 401(k) Retirement Plan for Keystone Consolidated Industries, Inc., a 401(k) defined contribution plan. In March 2007, upon the recommendation of our chief executive officer and the approval of our board of directors, we contributed, subject to certain limitations under the plan and the U.S. Internal Revenue Code of 1986, as amended, matching contributions based on up to the first 5.0% of the participant’s eligible compensation.

Each of Messrs. Cheek, Stirnaman, Downing and Thomas received such contributions, which are disclosed in his all other compensation column in the Summary Compensation table in this proxy statement. For the 2006 plan year, the committee approved a total contribution for all of the participants in The Employee 401(k) Retirement Plan for Keystone Consolidated Industries, Inc of approximately $700,000, subject to certain limitations of the Internal Revenue Code and the plan.

Nonqualified Deferred Compensation. Messrs. Cheek and Downing have deferred compensation agreements whereby we accrue to unfunded reserve accounts amounts attributable to certain limits under the U.S. Internal Revenue Code of 1986, as amended, with respect to our 401(k) plan and our pension plan. These amounts are payable in a lump sum within 180 days upon his retirement, the termination of employment or to his beneficiaries upon his death.

The agreements for these unfunded reserve accounts provide that the balance of such accounts accrue credits in lieu of interest compounded quarterly. Pursuant to SEC rules, the amounts shown represent the portion of the credit accruals to the unfunded reserve accounts that exceeds 120% of the applicable federal long-term rate as prescribed by the U.S. Internal Revenue Code of 1986, as amended. The rate used for such computations was the rate in effect on December 31, 2006, the date that the credit accruals for 2006 were credited to the unfunded reserve accounts.

For a description of these agreements and additional information regarding their deferred compensation reserve accounts, see the Nonqualified Deferred Compensation section of this proxy.

Compensation of Our Named Executive Officers Employed by Contran. During 2006, we paid a fee to Contran for services provided pursuant to our ISA with Contran, which fee was approved by our independent directors. Such services provided under this ISA included the services of our chairman of the board.

The charges under this ISA reimburse Contran for its cost of employing the personnel who provide the services by allocating such cost to us based on the estimated time such personnel were expected to devote to us over the year. The amount of the fee we paid in 2006 under this ISA for a person who provided services to us represents, in management’s view, the reasonable equivalent of “compensation” for such services. See the Intercorporate Services Agreements part of the Certain Relationships and Transactions section of this proxy statement for the aggregate amount we paid to Contran in 2006 under this ISA. Under the various ISAs among Contran and its subsidiaries, we share the cost of the employment of Mr. Glenn Simmons with Contran and certain of its other publicly held subsidiaries. The portion of the annual charge we paid in 2006 to Contran under this ISA attributable to Mr. Simmons’ services and the amount we pay for his director services is set forth in the 2006 Director Compensation table in this proxy statement. The amount charged under the ISA is not dependent upon our financial performance.

We believe the cost of the services received under the ISA with Contran, after considering the quality of the services received, is fair to us and is no less favorable to us than we could otherwise obtain from an unrelated third party for comparable services, based solely on our collective business judgment and experience without performing any independent market research.

In the second half of 2005, Contran’s senior management estimated the number of hours (out of a standard 2,080-hour year) that each Contran employee, including Mr. Glenn Simmons, was expected to devote in 2006 to Contran and its subsidiaries, including us. Contran’s senior management then allocated Contran’s cost of employing each of its employees among Contran and its various subsidiaries based on the ratio of the estimated hours of service devoted to each company and the total number of standard hours in the year. The cost of each officer’s services that is allocated for 2006 was the sum of the following:

•	the annualized base salary of such officer at the beginning of 2006;

•	the bonus Contran paid such officer (other than bonuses for specific matters) in 2005, which served as a reasonable approximation of the bonus that may be paid in 2006; and

•
a 21% overhead factor applied to the base salary for the cost of medical and life insurance benefits, social security and medicare taxes, unemployment taxes, disability insurance, defined benefit and defined contribution plan benefits, professional education and licensing and costs of providing an office, equipment and supplies related to the provision of such services.

Contran’s senior management then made such adjustments to the details of the proposed ISA charge as they deemed necessary for accuracy, overall reasonableness and fairness to us.

The terms, conditions and fees of our 2006 ISA were approved as part of our Chapter 11 plan of reorganization, as confirmed by the U.S. Bankruptcy Court for the Eastern District of Wisconsin on August 10, 2005.

Deductibility of Compensation. It is our general policy to structure the performance-based portion of the compensation of our executive officers in a manner that enhances our ability to deduct fully such compensation under Section 162(m) of the Internal Revenue Code.

Compensation Committee Report. The management development and compensation committee has reviewed with management the Compensation Discussion and Analysis Section in this proxy statement. Based on the committee’s review and the discussion with management, the committee recommended to the board of directors that the compensation discussion and analysis be included in this proxy statement.

The following individuals, in the capacities indicated, hereby submit the foregoing report.

Steven L. Watson	Paul M. Bass, Jr.	John R. Parker
Chairman of Our Management Development and Compensation Committee	Member of Our Management Development and Compensation Committee	Member of Our Management Development and Compensation Committee

Summary of Cash and Certain Other Compensation of Executive Officers. The Summary Compensation table below provides information concerning compensation we and our subsidiaries paid or accrued for services rendered during 2006 by our chief executive officer, chief financial officer and each of our three other executive officers at December 31, 2006.

2006 SUMMARY COMPENSATION TABLE (1)

Name and Principal Position	Year	Salary	Bonus	Change in Pension Value and Nonqualified Deferred Compensation Earnings (2)	All Other Compensation (3)	Total

Glenn R. Simmons (3)	2006	$131,900	$-0-	$-0-	$-0-	$131,900
Chairman of the Board

David L. Cheek	2006	353,657	165,000	27,842	11,000	557,499
President and Chief Executive
Officer

C. Vic Stirnaman	2006	202,196	125,000	24,906	11,000	363,102
Executive Vice President

Bert E. Downing, Jr.	2006	237,500	125,000	24,420	11,000	397,920
Vice President, Chief
Financial Officer, Corporate
Controller and Treasurer

John M. Thomas	2006	187,500	184,557	6,543	11,000	389,600
Vice President - Structural
Products
______________________________

(1)	Certain non-applicable columns have been omitted from this table.

(2)	The change in pension value and earnings on nonqualified deferred compensation for each executive is as follows:

Name	Change in Pension Value	Above Market Nonqualified Deferred Compensation Earnings (a)	Total

David L. Cheek	$25,353	$2,489	$27,842
C. Vic Stirnaman	24,906	-0-	24,906
Bert E. Downing, Jr.	23,538	882	24,420
John M. Thomas	6,543	-0-	6,543
_____________________

(a)
The balance of the nonqualified deferred compensation reserve accounts accrue credits in lieu of interest compounded quarterly. Pursuant to SEC rules, the amounts shown represent the portion of the interest credited that exceeds 120% of the applicable federal long-term rate as prescribed by the U.S. Internal Revenue Code of 1986, as amended. The applicable federal long-term rate used for such computations was the 120% rate for quarterly compounding in effect for the month of the respective quarter that the credit accrual was added to the account.

(3)	Represents company contributions to our 401(k) plan.

(4)
The amount shown in the 2006 Summary Compensation table as salary for Glenn R. Simmons represents the portion of the fees we paid to Contran pursuant to the ISA with respect to the services Mr. Simmons rendered to us and our subsidiaries, as well as the amount we paid to him for director fees. The components of his salary shown in the 2006 Summary Compensation table are as follows:

2006
Glenn R. Simmons
Contran ISA Fee	$99,900
Keystone Director Fees Earned or Paid in Cash	32,000
$131,900

Pension Benefits. We maintain a qualified, noncontributory defined benefit plan which provides defined retirement benefits to various groups of eligible employees, including executive officers. Normal retirement age under our pension plan is age 65. The defined benefit for salaried employees, including officers, is based on a straight life annuity. An individual’s monthly benefit is the sum of the following: (a) for credited service prior to January 1, 1981, the amount determined by his or her average monthly cash compensation for the five years of his or her highest earnings prior to January 1, 1981, multiplied by 1.1%, multiplied by the years of credited service, plus (b) for each year of service between 1980 and 1989, the amount determined by the sum of 1.2% multiplied by his or her average monthly cash compensation that year up to the social security wage base and 1.75% multi-plied by his or her average monthly cash compensation that year in excess of the social security wage base, plus (c) for each year subsequent to 1989, the amount determined by 1.2% multiplied by his or her average monthly cash compensation that year, but not less than $18.00 per month.

The following table sets forth information regarding the actuarial present value of our named executive officers’ accumulated pension benefits. Mr. Glenn Simmons is not eligible for benefits under this pension plan.

2006 PENSION BENEFITS (1)

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit (2)

David L. Cheek	Keystone Employees’ Retirement Plan for Active Employees	7	$200,838

C. Vic Stirnaman	Keystone Employees’ Retirement Plan for Active Employees	14	220,672

Bert E. Downing, Jr.	Keystone Employees’ Retirement Plan for Active Employees	13	283,985

John M. Thomas	Keystone Employees’ Retirement Plan for Active Employees	18	183,795
__________________________

(1)	Certain non-applicable columns have been omitted from this table.

(2)	For purposes of calculating the present values of each executive’s accumulated benefits, we assumed the following (actual benefits will be based on actual future facts and circumstances):

•	credited service and eligible earnings as of December 31, 2006 (the measurement date used for financial statement reporting purposes) would not change;

•	normal retirement age of 65 or December 31, 2006, whichever is later;

•	the commencement of the payments of benefits under these plans at attaining age 65 or January 1, 2007, whichever is later;

•	payments continuing for a life expectancy derived from a mortality table; and

•
a discount rate for the present value calculation at December 31, 2006 of 5.8%, which rate is the same rate we used for financial statement reporting purposes in determining the present value of our aggregate accumulated benefits for all participants under this plan.

Nonqualified Deferred Compensation. Each of Messrs. Cheek and Downing have deferred compensation agreements whereby we accrue to unfunded reserve accounts amounts attributable to certain limits under the Internal Revenue Code of 1986, as amended, with respect to our 401(k) plan and our pension plan. These amounts are payable in a lump sum within 180 days upon his retirement, the termination of employment or to his beneficiaries upon his death.

The following table sets forth information regarding each executive’s deferred compensation accounts.

2006 DEFERRED COMPENSATION (1)

Name	Registrant Contributions in Last FY	Aggregate Earnings in Last FY (2)	Aggregate Balance at Last FYE

David L. Cheek	$16,573	$5,917	$81,896
Bert E. Downing, Jr.	11,456	2,098	34,621
_____________________________

(1)	Certain non-applicable columns have been omitted from this table.

(2)
The agreements for these unfunded reserve accounts provide that the balance of such accounts accrue credits in lieu of interest compounded quarterly. Pursuant to SEC rules, the amounts shown include the portion of the credit accruals to the unfunded reserve accounts that exceeds 120% of the applicable federal long-term rate as prescribed by the U.S. Internal Revenue Code as disclosed in the Summary Compensation table. The rate used for such computations was the rate in effect on December 31, 2006, the date that the credit accruals for 2006 were credited to the unfunded reserve accounts.

Director Compensation. Our directors receive an annual retainer of $25,000 (payable quarterly), a fee of $1,000 per day for each board of directors meeting and/or committee meeting attended, and at a daily rate ($125 per hour) for other services rendered on behalf of our board of directors or its committees. Directors receive reimbursement for reasonable expenses incurred in attending board of directors and/or committee meetings. In addition, directors receive annual retainers of $5,000 and $2,000 for serving on the audit committee and each of any other committees, respectively, of the board of directors. In addition to serving as a director, Mr. Watson provides services to us under our ISA with Contran.

The following table provides information with respect to compensation our directors earned for 2006.

2006 DIRECTOR COMPENSATION (1)

Name	Fees Earned or Paid in Cash (2)

Paul M. Bass, Jr.	$41,000
Richard R. Burkhart	29,000
John R. Parker	39,500
Troy T. Taylor	30,000
Steven L. Watson	155,900
Donald P. Zima.	37,500
_____________________________

(1)
Certain non-applicable columns have been omitted from this table. See footnote 2 to the 2006 Summary Compensation table in this proxy statement for compensation Glenn R. Simmons earned or received from us for director services.

(2)
Represents retainers and meeting fees the director earned for director services he provided to us in 2006, all of which were paid in cash during 2006. Additionally, for Mr. Watson, the amount includes $121,900, which represents the portion of the annual charge we paid in 2006 under our ISA with Contran attributable to his services.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires our executive officers, directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership with the SEC and us. Based solely on the review of the copies of such forms and representations by certain reporting persons, we believe that for 2006 our executive officers, directors and 10% stockholders complied with all applicable filing requirements under section 16(a).

CERTAIN RELATIONSHIPS AND TRANSACTIONS

Related Party Transaction Policy. As set forth in our code of business conduct and ethics, from time to time, we engage in transactions with affiliated companies. In addition, certain of our executive officers and directors serve as executive officers and directors of affiliated companies. With respect to transactions between or involving us and one or more of our affiliates, it is not a violation of the code if the transaction, in our opinion, is no less favorable to us than could be obtained from unrelated parties, or the transaction, in the absence of stockholder ratification or approval by independent directors, is fair to all companies involved. Furthermore, the code provides that:

•	directors and officers owe a duty to us to advance our legitimate interests when the opportunity to do so arises; and

•
they are prohibited from (a) taking for themselves personally opportunities that properly belong to us or are discovered through the use of our property, information or position; (b) using corporate property, information or position for improper personal gain; and (c) competing with our interests.

Our executive officers are responsible for applying this policy to related parties. No specific procedures are in place, however, that govern the treatment of transactions among us and our related entities, although such entities may implement specific procedures as appropriate for particular transactions. Provided, in our judgment, the standard set forth in the code of business conduct and ethics is satisfied, we believe, given the number of companies affiliated with Contran, that related party transactions with our affiliates, in many instances (such as achieving economies of scale), are in our best interest. In certain instances, our executive officers may seek the approval or ratification of such transactions by our independent directors, but there is no quantified threshold for seeking this approval.

Relationships with Related Parties. As set forth under the Security Ownership section of this proxy statement, Harold C. Simmons, through Contran, may be deemed to control us. We and other entities that may be deemed to be controlled by or related to Mr. Simmons sometimes engage in the following:

•
intercorporate transactions, such as guarantees, management and expense sharing arrangements, shared fee arrangements, tax sharing agreements, joint ventures, partnerships, loans, options, advances of funds on open account and sales, leases and exchanges of assets, including securities issued by both related and unrelated parties; and

•
common investment and acquisition strategies, business combinations, reorganizations, recapitalizations, securities repurchases and purchases and sales (and other acquisitions and dispositions) of subsidiaries, divisions or other business units, which transactions have involved both related and unrelated parties and have included transactions that resulted in the acquisition by one related party of an equity interest in another related party.

We periodically consider, review and evaluate and understand that Contran and related entities periodically consider, review and evaluate such transactions. Depending upon the business, tax and other objectives then relevant and restrictions under indentures and other agreements, it is possible that we might be a party to one or more of such transactions in the future. In connection with these activities, we may consider issuing additional equity securities or incurring additional indebtedness. Our acquisition activities have in the past and may in the future include participation in acquisition or restructuring activities conducted by other companies that may be deemed to be related to Harold C. Simmons.

Certain directors or executive officers of Contran, CompX, Kronos Worldwide, NL, TIMET or Valhi also serve as our directors or executive officers. Such relationships may lead to possible conflicts of interest. These possible conflicts of interest may arise under circumstances in which such companies may have adverse interests. In such an event, we implement such procedures as appropriate for the particular transaction.

Intercorporate Services Agreements. As discussed elsewhere in this proxy statement, we and certain related companies have entered into ISAs. Under the ISAs, employees of one company provide certain services, including executive officer services, to the other company on a fixed fee basis. The services rendered under the ISAs may include executive, management, financial, internal audit, accounting, tax, legal, insurance, risk management, treasury, aviation, human resources, technical, consulting, administrative, office, occupancy and other services as required from time to time in the ordinary course of the recipient’s business. The fees paid pursuant to the ISAs are generally based upon an estimate of the time devoted by employees of the provider of the services to the business of the recipient and the employer’s cost related to such employees, which includes the employees’ cash compensation and an overhead component that takes into account other employment related costs. Our current ISA has an initial term expiring on December 31, 2007. Thereafter, it renews on a quarterly basis, generally subject to the termination by either party pursuant to a written notice delivered 30 days prior to the start of the next quarter. Because of the number of companies related to Contran and us, we believe we benefit from cost savings and economies of scale gained by not having certain management, financial, legal, tax and administrative staffs duplicated at each company, thus allowing certain individuals to provide services to multiple companies. With respect to a publicly held company that is a party to an ISA, the ISA and the related aggregate annual charge are approved by the independent directors of the company after receiving a recommendation from the company’s management development and compensation committee. See the Compensation of Our Named Executive Officers Employed by Contran part of the Compensation Discussion and Analysis section in this proxy statement for a more detailed discussion on the procedures and considerations taken in approving the aggregate 2006 ISA fee charged by Contran to us.

In 2006, we paid Contran fees of $1.0 million for its services under our ISA with Contran. In 2007, we expect to pay Contran fees of $1.7 million for its services under this ISA. We also pay director fees and expenses directly to Messrs. Glenn Simmons and Watson for their services as our directors.

Insurance Matters. We and Contran participate in a combined risk management program. Pursuant to the program, Contran and certain of its subsidiaries and related entities, including us and certain of our subsidiaries and related entities, purchase certain insurance policies as a group, with the costs of the jointly owned policies being apportioned among the participating companies. Tall Pines and EWI RE, Inc. provide for or broker these insurance policies. Tall Pines is a captive insurance company wholly owned by Valhi, and EWI is a reinsurance brokerage and risk management company wholly owned by NL. Consistent with insurance industry practices, Tall Pines and EWI receive commissions from insurance and reinsurance underwriters for the policies that they provide or broker.

With respect to certain of such jointly owned insurance policies, it is possible that unusually large losses incurred by one or more insureds during a given policy period could leave the other participating companies without adequate coverage under that policy for the balance of the policy period. As a result, Contran and certain of its subsidiaries or related companies, including us, have entered into a loss sharing agreement under which any uninsured loss is shared by those companies who have submitted claims under the relevant policy. We believe the benefits in the form of reduced premiums and broader coverage associated with the group coverage for such policies justify the risks associated with the potential for any uninsured loss.

During 2006, we paid premiums of approximately $3.7 million for insurance policies Tall Pines provided or EWI brokered. This amount principally included payments for reinsurance and insurance premiums paid to unrelated third parties, but also included commissions paid to Tall Pines and EWI. Tall Pines purchases reinsurance for substantially all of the risks it underwrites. In our opinion, the amounts we paid for these insurance policies and the allocation among us and our related entities of these insurance premiums are reasonable and are less than the costs we would incur if such policies were obtained or brokered through third parties. We expect that these relationships with Tall Pines and EWI will continue in 2007.

Simmons Family Matters. In addition to the services he provides under our ISA with Contran as discussed under the Intercorporate Services Agreements section above, certain family members of Harold C. Simmons also provide services to us pursuant to our ISA. In 2006, James C. Epstein (a son-in-law of Harold C. Simmons) and L. Andrew Fleck (a step-son of Harold C. Simmons) provided certain risk management and property management services, respectively, to us pursuant to our ISA. The portion of the fees we paid to Contran in 2006 pursuant to our ISA for the services of each of Messrs. Epstein and Fleck was not enough to require quantification under SEC rules. See the Intercorporate Services Agreements section above for a more detailed discussion on the procedures and considerations taken in approving the aggregate 2006 ISA fee Contran charged us. As disclosed in the Director Compensation table in this proxy statement, Mr. Glenn Simmons (a brother of Harold C. Simmons) also provided us services under our ISA with Contran and received compensation in cash from us for his services as a director for 2006 and is expected to continue to receive similar compensation for 2007 for such services.

AUDIT COMMITTEE REPORT

Our audit committee of the board of directors is comprised of three directors and operates under a written charter adopted by the board of directors, a copy of which is attached hereto as Exhibit A. All members of our audit committee meet the independence standards promulgated by the SEC under the Sarbanes-Oxley Act of 2002.

Our management is responsible for, among other things, preparing its consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, or “GAAP” and establishing and maintaining internal control over financial reporting (as defined in Securities Exchange Act Rule 13a-15(f)). Our independent registered public accounting firm is responsible for auditing our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for expressing an opinion on the conformity of the financial statements with GAAP. Our audit committee assists the board of directors in fulfilling its responsibility to oversee management’s implementation of our financial reporting process. In its oversight role, our audit committee reviewed and discussed the audited financial statements with management and with PwC, our independent registered public accounting firm for 2006.

Our audit committee met with PwC and discussed any issues deemed significant by our independent registered public accounting firm, including the required matters to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committee, as amended. PwC has provided to our audit committee written disclosures and the letter required by Independence Standards Board No. 1, Independence Discussions with Audit Committees, and our audit committee discussed with PwC that firm’s independence. Our audit committee also concluded that PwC’s provision of non-audit services to us and our related entities is compatible with PwC’s independence.

Based upon the foregoing considerations, our audit committee recommended to the board of directors that our audited financial statements be included in our 2006 Annual Report on Form 10-K for filing with the SEC.

Members of our audit committee of the board of directors respectfully submit the foregoing report.

Donald P. Zima Chairman of Our Audit Committee	Paul M. Bass Member of Our Audit Committee	John R. Parker Member of Our Audit Committee

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM MATTERS

Independent Registered Public Accounting Firm. PwC served as our independent registered public accounting firm for the year ended December 31, 2006. Our audit committee has appointed PwC to review our quarterly unaudited consolidated financial statements to be included in our Quarterly Reports on Form 10-Q for the first three quarters of 2007. We expect PwC will be considered for appointment to audit our annual consolidated financial statements for the year ending December 31, 2007. Representatives of PwC are not expected to attend the annual meeting.

Fees Paid to PricewaterhouseCoopers LLP. The following table shows the aggregate fees that our audit committee has authorized and PwC has billed or is expected to bill to us for services rendered for 2005 and 2006. Additional fees for 2006 may subsequently be authorized and paid to PwC, in which case the amounts disclosed below for fees paid to PwC for 2006 would be adjusted to reflect such additional payments in our proxy statement relating to next year’s annual stockholder meeting. In this regard, the fees shown below for 2005 have been adjusted from amounts we previously disclosed.

Type of Fees	2005	2006

Audit Fees (1)	$545,487	$405,272
Audit-Related Fees (2)	15,000	10,000
Tax Fees	-0-	-0-
All Other Fees	-0-	-0-

Total	$560,487	$415,272

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(1)	Fees for the following services:

(a)	audits of consolidated year-end financial statements for each year; and
(b)	reviews of the unaudited quarterly financial statements appearing in Forms 10-Q for each of the first three quarters of each year; and
(c)	the out-of-pocket costs incurred by PwC incurred in providing all of such services, for which PwC is reimbursed.

(2)	Fees for assurance and related services reasonably related to the audit or review of financial statements for each year.

Preapproval Policies and Procedures. For the purpose of maintaining the independence of our independent registered public accounting firm, our audit committee has adopted policies and procedures for the preapproval of audit and permitted non-audit services the firm provides to us or any of our subsidiaries. We may not engage the firm to render any audit or permitted non-audit service unless the service is approved in advance by our audit committee pursuant to the committee’s amended and restated preapproval policies and procedures that the committee approved on November 15, 2005. Pursuant to the policy:

•
the committee must specifically preapprove, among other things, the engagement of our independent registered public accounting firm for audits and quarterly reviews of our financial statements, services associated with certain regulatory filings, including the filing of registration statements with the SEC, and services associated with potential business acquisitions and dispositions involving us; and

•
for certain categories of permitted non-audit services of our independent registered public accounting firm, the committee may preapprove limits on the aggregate fees in any calendar year without specific approval of the service.

These permitted non-audit services include:

•	audit services, such as certain consultations regarding accounting treatments or interpretations and assistance in responding to certain SEC comment letters;

•	audit-related services, such as certain other consultations regarding accounting treatments or interpretations, employee benefit plan audits, due diligence and control reviews;

•	tax services, such as tax compliance and consulting, transfer pricing, customs and duties and expatriate tax services; and

•	other permitted non-audit services, such as assistance with corporate governance matters and filing documents in foreign jurisdictions not involving the practice of law.

Pursuant to the policy, our audit committee has delegated preapproval authority to the chairman of the committee or his designee to approve any fees in excess of the annual preapproved limits for these categories of permitted non-audit services provided by our independent registered public accounting firm. The chairman must report any action taken pursuant to this delegated authority at the next meeting of the committee.

For 2006, our audit committee preapproved all PwC’s services provided to us or any of our subsidiaries in compliance with the amended and restated preapproval policies and procedures without the use of the SEC’s de minimis exception to such preapproval requirement.

OTHER MATTERS

The board of directors knows of no other business that will be presented for consideration at the meeting. If any other matters properly come before the meeting, the persons designated as agents in the enclosed proxy card or voting instruction form will vote on such matters in accordance with their reasonable judgment.

2006 ANNUAL REPORT ON FORM 10-K

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 is included as part of the annual report mailed to our stockholders with this proxy statement.

ADDITIONAL COPIES

Pursuant to an SEC rule concerning the delivery of annual reports and proxy statements, a single set of these documents may be sent to any household at which two or more stockholders reside if they appear to be members of the same family. Each stockholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses. A number of brokerage firms have instituted householding. Certain beneficial stockholders who share a single address may have received a notice that only one annual report and proxy statement would be sent to that address unless a stockholder at that address gave contrary instructions. If, at any time, a stockholder who holds shares through a broker no longer wishes to participate in householding and would prefer to receive a separate proxy statement and related materials, or if such stockholder currently receives multiple copies of the proxy statement and related materials at his or her address and would like to request householding of our communications, the stockholder should notify his or her broker. Additionally, we will promptly deliver a separate copy of our 2006 annual report or this proxy statement to any stockholder at a shared address to which a single copy of such documents was delivered, upon the written or oral request of the stockholder.

To obtain copies of our 2006 annual report or this proxy statement without charge, please mail your request to the attention of Sandra K. Myers, corporate secretary, at Keystone Consolidated Industries, Inc., Three Lincoln Centre, 5430 LBJ Freeway, Suite 1740, Dallas, Texas 75240-2697, or call her at 972.450.4206.

KEYSTONE CONSOLIDATED INDUSTRIES, INC.

Dallas, Texas
May 1, 2007

Exhibit A
Keystone Consolidated Industries, Inc.
Audit Committee Charter

Adopted November 15, 2005

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ARTICLE I.
PURPOSE

The audit committee assists the board of directors’ oversight responsibilities relating to the financial accounting and reporting processes and auditing processes of the corporation. The audit committee shall assist in the oversight of:

●	the integrity of the corporation’s financial statements and internal control over financial reporting;

●	the corporation’s compliance with legal and regulatory requirements;

●	the independent auditor’s qualifications and independence; and

●	the performance of the corporation’s internal audit function and independent auditor.

ARTICLE II.
RELATIONSHIP WITH THE CORPORATION, MANAGEMENT AND THE INDEPENDENT AUDITOR

Management is responsible for preparing the corporation’s financial statements and maintaining internal control over financial reporting. The corporation’s independent auditor is responsible for auditing the corporation’s financial statements and may in the future audit the corporation’s internal control over financial reporting. The activities of the audit committee are in no way designed to supersede or alter these traditional responsibilities. The corporation’s independent auditor and management have more time, knowledge and detailed information about the corporation than do the audit committee members. Accordingly, the audit committee’s role does not provide any special assurances with regard to the corporation’s financial statements or internal control over financial reporting. Each member of the audit committee, in the performance of such member’s duties, will be entitled to rely in good faith upon the information, opinions, reports or statements presented to the audit committee by any of the corporation’s officers, employees, agents, counsel, experts, auditors or any other person as to matters such member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the corporation, and nothing in this charter will, or will be deemed to, decrease or modify in any manner adverse to any member of the audit committee such member’s right to rely on such information, opinions, reports or statements.

Nothing in this charter will, or will be deemed to, adversely affect in any manner the rights of members of the committee to indemnification and advancement of expenses under the corporation’s certificate of incorporation or bylaws, or under any contract, agreement, arrangement or understanding that may benefit such member. In addition, notwithstanding any other provision of this charter, no provision of this charter will, except to the extent required by applicable law, rule or regulation, be construed to create any duty, liability or obligation on the part of the committee or any of its members.

ARTICLE III.
AUTHORITY AND RESOURCES

The audit committee shall have the authority and resources necessary or appropriate to discharge its responsibilities. The audit committee shall be provided with full access to all books, records, facilities and personnel of the corporation in carrying out its duties. The audit committee shall have the sole authority with regard to the independent auditor as set forth in Article V, and the authority to engage independent counsel and other advisors, as it determines is necessary to carry out its duties. The corporation shall provide appropriate funding, as the audit committee determines is necessary or appropriate in carrying out its duties, for the committee to engage and compensate the independent auditor or legal counsel or other advisors to the committee, and to pay the committee’s ordinary administrative expenses.

ARTICLE IV.
COMPOSITION AND MEETINGS

The board of directors shall set the number of directors comprising the audit committee from time to time, which number shall not be less than three. The board of directors shall designate a chairperson of the audit committee. The number of directors comprising the audit committee and the qualifications, which members will all be financially literate with at least one being an audit committee financial expert, and independence of each member of the audit committee shall at all times satisfy all applicable requirements, regulations or laws, including, without limitation, the rules of any exchange or national securities association on which the corporation’s securities trade. Simultaneous service on more than three non-affiliated public company audit committees requires a special determination by the board of directors and, if required, disclosure in the annual proxy statement. The board of directors shall determine, in its business judgment, whether the members of the audit committee satisfy all such requirements, regulations or laws.

The audit committee shall meet at least quarterly and as circumstances dictate. Regular meetings of the audit committee may be held with or without prior notice at such time and at such place as shall from time to time be determined by the chairperson of the audit committee, any of the corporation’s executive officers or the secretary of the corporation. Special meetings of the audit committee may be called by or at the request of any member of the audit committee, any of the corporation’s executive officers, the secretary of the corporation or the independent auditor, in each case on at least twenty-four hours notice to each member.

A majority of the audit committee members shall constitute a quorum for the transaction of the audit committee’s business. The audit committee shall act upon the vote of a majority of its members at a duly called meeting at which a quorum is present. Any action of the audit committee may be taken by a written instrument signed by all of the members of the audit committee. Meetings of the audit committee may be held at such place or places as the audit committee shall determine or as may be specified or fixed in the respective notice or waiver of notice for a meeting. Members of the audit committee may participate in audit committee proceedings by means of conference telephone or similar communications equipment by means of which all persons participating in the proceedings can hear each other, and such participation shall constitute presence in person at such proceedings.

The audit committee may invite to its meetings any director, any member of management of the corporation and any other persons it deems appropriate in order to carry out its responsibilities. The audit committee may also exclude from its meetings any persons it deems appropriate in order to carry out its responsibilities.

ARTICLE V.
RESPONSIBILITIES

To fulfill its responsibilities, the audit committee shall perform the following activities.

Financial Statements and Disclosures

●
Review and discuss the corporation’s annual audited financial statements and quarterly unaudited financial statements with management and the independent auditor, and the corporation’s related disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” prior to the annual and quarterly financial statements being filed in the corporation’s Forms 10-K and Forms 10-Q, as applicable.

●	Ascertain from officers signing certifications whether there existed any fraud or any significant deficiencies or material weaknesses in the corporation’s internal control over financial reporting.

●
Recommend to the board of directors, if appropriate, that the audited financial statements be included in the corporation’s Annual Report on Form 10-K to be filed with the U.S. Securities and Exchange Commission.

●
Generally discuss (i.e., a discussion of the types of information to be disclosed and the type of presentation to be made) with management and the independent auditor, as appropriate, earnings press releases and financial information and earnings guidance provided to analysts and rating agencies. The audit committee need not discuss in advance each earnings release or each instance in which the corporation may provide earnings guidance.

●
Prepare such reports of the audit committee for the corporation’s public disclosure documents as applicable requirements, regulations or laws may require from time to time, which includes the audit committee report as required by the U.S. Securities and Exchange Commission to be included in the corporation’s annual proxy statement.

●	Review with management and the independent auditor any significant accounting, financial reporting or auditing issues, including:

○	the impact on the corporation’s financial statements and internal control over financial reporting of any recent or proposed professional or regulatory pronouncements; and

○	the reasonableness of management’s judgments regarding such significant issues made in connection with the preparation of the corporation’s financial statements.

Independent Auditor

●
Appoint, compensate, retain and oversee (including the resolution of disagreements between management and the independent auditor regarding financial reporting or internal control over financial reporting) the work of any independent auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the corporation.

●	Provide that the independent auditor report directly to the audit committee.

●	Annually review the qualifications, independence and performance of the independent auditor, including an evaluation of the lead partner

●
Receive such reports and communications from the independent auditor and take such actions as are required by auditing standards generally accepted in the United States of America or applicable requirements, regulations or laws, including, to the extent so required, the following:

○
prior to the annual audit, review with management and the independent auditor the scope and approach of the annual audits of the corporation’s financial statements and internal control over financial reporting;

○
review any changes in the independent auditor’s scope during the audit, and after the annual audit, review with management and the independent auditor the independent auditor’s reports on the results of the annual audit;

○	review with the independent auditor any audit problems or difficulties and management’s response;

○
review with the independent auditor prior to filing the audit report with the U.S. Securities and Exchange Commission the matters required to be discussed by the Statement on Accounting Standards 61, as amended, supplemented or superseded; and

○	at least annually, obtain and review a report by the independent auditor describing:

▪	the independent auditor’s internal quality control procedures;

▪
any material issues raised by the most recent internal quality control review, or peer review, of the independent auditor or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, with respect to one or more independent audits carried out by the independent auditor, and any steps taken to deal with any such issues; and

▪
all relationships between the independent auditor and the corporation in order to assess the auditor’s independence, including the written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, supplemented or superseded.

●
Establish preapproval policies and procedures for audit and permissible non-audit services provided by the independent auditor. The audit committee shall be responsible for the preapproval of all of the independent auditor’s engagement fees and terms, as well as all permissible non-audit engagements of the independent auditor, as required by applicable requirements, regulations or laws. The audit committee may delegate to one or more of its members who are independent directors the authority to grant such preapprovals, provided the decisions of any such member to whom authority is delegated shall be presented to the full audit committee at its next scheduled meeting.

●	Set clear hiring policies for employees or former employees of the independent auditor.

●	Ensure that significant findings and recommendations made by the independent auditor are received and discussed on a timely basis with the audit committee and management.

Other Responsibilities

●	Discuss periodically with management the corporation’s policies regarding risk assessment and risk management.

●	Meet separately, periodically, with management, the internal auditors (or other personnel responsible for the internal audit function) and the independent auditor.

●
Establish procedures for the receipt, retention and treatment of complaints received by the corporation regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

●	Review periodically the reports and activities of the internal audit function and the coordination of the internal audit function with the independent auditor.

●
Report regularly to the board of directors on its oversight responsibilities set forth in Article I.  The report may be made orally by the audit committee chairman or any other member of the committee designated by the committee chairman.

●	Maintain minutes or other records of meetings and activities of the audit committee.

●	Review and reassess this charter periodically. Report to the board of directors any suggested changes to this charter.

●
Meet periodically with officers of the corporation responsible for legal and regulatory compliance by the corporation. On at least an annual basis, review with the corporation’s tax director any tax matters that could have a significant impact on the corporation’s financial statements.

ARTICLE VI.
MISCELLANEOUS

The audit committee may from time to time perform any other activities consistent with this charter, the corporation’s charter and bylaws and applicable requirements, regulations or laws, as the audit committee or the board of directors deems necessary or appropriate.

ADOPTED BY THE BOARD OF DIRECTORS OF KEYSTONE CONSOLIDATED INDUSTRIES, INC.
AS OF NOVEMBER 15, 2005.

____________________________________
Sandra K. Myers, Secretary

KEYSTONE CONSOLIDATED INDUSTRIES, INC.
Three Lincoln Centre
5430 LBJ Freeway, Suite 1740
Dallas, Texas 75240-2697

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
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Proxy - Keystone Consolidated Industries, Inc.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF KEYSTONE CONSOLIDATED INDUSTRIES, INC.
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 22, 2007

The undersigned hereby appoints Bert E. Downing, Jr., E. Pierce Marshall, Jr. and Sandra K. Myers, and each of them, proxy and attorney-in-fact for the undersigned, with full power of substitution, to vote on behalf of the undersigned at the 2007 Annual Meeting of Stockholders (the “Meeting”) of Keystone Consolidated Industries, Inc., a Delaware corporation (“Keystone”), to be held at Keystone’s corporate offices at Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas on Tuesday, May 22, 2007, at 10:00 a.m. (local time), and at any adjournment or postponement of the Meeting, all of the shares of common stock, par value $0.01 per share, of Keystone standing in the name of the undersigned or that the undersigned may be entitled to vote on the proposals set forth, and in the manner directed, on this proxy card.

THIS PROXY MAY BE REVOKED AS SET FORTH IN THE KEYSTONE PROXY STATEMENT THAT ACCOMPANIED THIS PROXY CARD.

The proxies, if this card is properly executed, will vote in the manner directed on this card. If no direction is made, the proxies will vote “FOR” all nominees named on the reverse side of this card for election as directors and, to the extent allowed by applicable law, in the discretion of the proxies as to all other matters that may properly come before the Meeting and any adjournment or postponement thereof.

PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

SEE REVERSE SIDE.

(Items to be voted appear on reverse side.)

Using a black ink pen, mark your votes with an X as shown inthis example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
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A.	Election of Directors - The Board of Directors recommends a vote FOR all the nominees listed.
1.	Nominees:

	For	Withhold		For	Withhold		For	Withhold
01 - Paul M. Bass, Jr.	☐	☐	02 - Richard R. Burkhart	☐	☐	03 - John R. Parker	☐	☐
04 - Glenn R. Simmons	☐	☐	05 - Troy T. Taylor	☐	☐	06 - Steven L. Watson.	☐	☐
07 - Donald P. Zima	☐	☐

2.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting and any adjournment or postponement thereof.

B.	Non-Voting Items

Change of Address - Please print new address below.

C.	Authorized Signatures - This section must be completed for your instructions to be executed. - Date and Sign Below

NOTE: Please sign exactly as the name that appears on this card. Joint owners should each sign. When signing other than in an individual capacity, please fully describe such capacity. Each signatory hereby revokes all proxies heretofore given to vote at said Meeting and any adjournment or postponement thereof.

Date (mm/dd/yyyy) - Please print date below. Signature 1 - Please keep signature within the box. Signature 2 - Please keep signature within the box.
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